                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 25, 2003 relating to the consolidated financial statements and financial statement schedule of Harris Interactive Inc., which appear in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP

Rochester, New York
June 15, 2004